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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Rouse Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0750824 (I.R.S. Employer Identification No.)
110 N. Wacker Drive Chicago, IL (Address of principal executive offices)	60606 (Zip Code)

(312) 960-5000
(Registrant's telephone number, including area code)

Copies of communications to:

Matthew D. Bloch, Esq.
Heather L. Emmel, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York
(212) 310-8000 (Phone)
(212) 310-8007 (Fax)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 ROUSE PROPERTIES, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF
FORM 10

        Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Business" and "The Distribution—Our Relationship with GGP following the Distribution." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the section of the information statement entitled "Risk Factors." That section is incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Selected Historical Combined Financial Data," "Unaudited Pro Forma Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the section of the information statement entitled "Business." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the section of the information statement entitled "Executive Compensation." That section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

        The information required by this item is contained under the sections of the information statement entitled "Management" and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections of the information statement entitled "Dividend Policy" and "Description of Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        The information required by this item is contained under the section of the information statement entitled "Description of Capital Stock—Sale of Unregistered Securities." That section is incorporated herein by reference.

Item 11.    Description of Registrant's Securities to Be Registered.

        The information required by this item is contained under the section of the information statement entitled "Description of Our Capital Stock." That section is incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section of the information statement entitled "Description of Capital Stock—Limitations on Liability, Indemnification of Officers and Directors and Insurance." That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" (and the financial statements referenced therein). That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 15.    Financial Statements and Exhibits.

(a)
Financial Statements

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" (and the financial statements referenced therein). That section is incorporated herein by reference.

(b)
Exhibits

        See below.

        The following documents are filed as exhibits hereto:

Exhibit Number		Exhibit Description
2.1	*	Form of Separation Agreement between Rouse Properties, Inc. and General Growth Properties, Inc.
3.1		Certificate of Incorporation of Rouse Properties, Inc.
3.2	*	Form of Amended and Restated Certificate of Incorporation of Rouse Properties, Inc.
3.3		Bylaws of Rouse Properties, Inc.
3.4	*	Form of Amended and Restated Bylaws of Rouse Properties, Inc.
4.1	*	Form of Registration Rights Agreement between Rouse Properties, Inc. and affiliates of Brookfield Asset Management.
10.1	*	Form of Transition Services Agreement among GGP Limited Partnership, General Growth Management, Inc. and Rouse Properties, Inc.
10.2	*	Form of Tax Matters Agreement between Rouse Properties, Inc. and General Growth Properties, Inc.
10.3	*	Form of Employee Matters Agreement among General Growth Management, Inc., GGP Limited Partnership and Rouse Properties, Inc.
10.4	*	Form of Employee Leasing Agreement among General Growth Management, Inc., GGP Limited Partnership and Rouse Properties, Inc.
10.5	*	Form of Services Agreement between affiliates of Brookfield Asset Management, GGP Limited Partnership and Rouse Properties, Inc.
10.6	*	Form of Indemnification Agreement between Rouse Properties, Inc. and individual directors and officers.
21.1	*	List of Subsidiaries of Rouse Properties, Inc.
99.1		Information Statement of Rouse Properties, Inc., preliminary and subject to completion, dated August 29, 2011.
99.2	*	Form of Letter to General Growth Properties, Inc.'s stockholders.
99.3	*	Form of Letter to Rouse Properties, Inc.'s stockholders.

*
To be filed by amendment.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Rouse Properties, Inc.
By:	/s/ MICHAEL MCNAUGHTON
	Name:	Michael McNaughton
	Title:	Chief Operating Officer

Date: August 29, 2011

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ROUSE PROPERTIES, INC. INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business .
  Item 1A. Risk Factors .
  Item 2. Financial Information .
  Item 3. Properties .
  Item 4. Security Ownership of Certain Beneficial Owners and Management .
  Item 5. Directors and Executive Officers .
  Item 6. Executive Compensation .
  Item 7. Certain Relationships and Related Transactions .
  Item 8. Legal Proceedings .
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters .
  Item 10. Recent Sales of Unregistered Securities .
  Item 11. Description of Registrant's Securities to Be Registered .
  Item 12. Indemnification of Directors and Officers .
  Item 13. Financial Statements and Supplementary Data .
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure .
  Item 15. Financial Statements and Exhibits .
SIGNATURES